CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Equity Funds, Inc., formerly known as T. Rowe Price Institutional Equity Funds, Inc. of our reports dated February 17, 2021 and February 19, 2021, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Institutional Mid-Cap Equity Growth Fund, T. Rowe Price Large-Cap Value Fund, formerly known as T. Rowe Price Institutional Large-Cap Value Fund, T. Rowe Price Large-Cap Growth Fund, formerly known as T. Rowe Price Institutional Large-Cap Growth Fund, and T. Rowe Price Institutional Small-Cap Stock Fund’s (five of the funds constituting T. Rowe Price Equity Funds, Inc., formerly known as the T. Rowe Price Institutional Equity Funds, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 28, 2021